Exhibit 10.110.1

COMMERCIAL LEASE

BETWEEN

- BERCIS REAL ESTATE COMPANY

AND

- OLD AMERICA COMPANY - 48 Rue des Francs-Bourgeois, PARIS (75003).

COMMERCIAL LEASE

BY AND BETWEEN THE UNDERSIGNED:

S.C.I. BERCIS, Real Estate Company with corporate capital of TWENTY THOUSAND FRANCS (20,000 FRF), with corporate headquarters at (Illegible) represented by its manager, Mr. Bernard (Illegible)

Hereinafter "THE LESSOR", party of the first part,

AND

OLD AMERICA, COMPANY, S.A.R.L. with corporate capital of FIFTY THOUSAND FRANCS (50,000 FRF), in the process of incorporation, with its corporate headquarters located at 48 Rue des Francs Bourgeois in PARIS (75003), represented by its manager, Mr. Claude BOBROWSKI

Hereinafter "THE LESSEE", party of the second part,

WHICH ORDER AND AGREE UPON THE FOLLOWING:

LEASE

For these presents, the BERCIS real estate company, located (Illegible) represented by Mr. Bernard LARROCHE, ex officio, does hereby draw up this commercial lease and gives the lease, for its benefit, to the company, OLD AMERICA, S.A.R.L., the party of the second part, said lease being expressly accepted by Mr. Claude BOBROWSKI, acting in the capacity referred to above, for the following:

A lighted shop on the street situated on the ground floor, to the left of the entry hall, (handwritten) a locale situated in a basement accessible by an interior staircase.

- A vault in the basement, bearing No. 23 on the blueprint,

- A vault in the basement, bearing No. 27 on the blueprint,

These locales make up parcels 3 - 66 and 70 of the building division attached to the agreement of the co-proprietorship.

Therefore, and moreover, the aforementioned locales exist, continue, and comprise the space with no necessity of establishing fuller designation of it herein, Mr. Claude BOBROWSKI, ex officio, states that he is very familiar with the property due to having seen and visited it on different occasions for the sake of these presents, and states to have understood the circumstances, advantages and disadvantages which the property offers.

DURATION OF THE LEASE

This lease is hereby authorized for the term of nine full and consecutive years, which shall commence on the first of May, nineteen hundred and ninety-two (05/01/1992) and shall end on the thirtieth of April, two thousand and one (04/30/2001), but with the option solely of Lessee to break the lease at the expiration of each three year period and for the first time on April thirtieth, nineteen hundred ninety-five (04/30/1995) and only on condition of notifying the Lessor of its intentions in this regard, at least six months in advance by registered letter with return receipt requested or by way of a bailiff from the Ministry of Justice.

CONDITIONS

This lease is authorized under the following responsibilities and conditions, both general and special, that the Lessee commits to carry out and fulfill without the possibility of invoking reasons of exemption and on penalty of taking responsibility for all costs and damage and interests in the event of breach, without prejudice to rescission if so desired by the Lessor.

I - GENERAL CONDITIONS:

 1) Conditions for Occupation

a) Allocation of the locales:

The rented locales shall serve for the operation of a store dedicated to the sale of ANTIQUES, DECORATIONS, GIFTS, TOYS, AND MANUFACTURED GOODS FROM THE UNITED STATES.

within the framework of the corporate purpose of the Lessee company while keeping in strict compliance with the purpose of the building, for professional use, and to the restrictions imposed by Regulation on the joint proprietors of the domicile.

b) Tranquility of the Building

The Lessee must continually take care that: neither itself, through the careful management of its administrative staff, nor its personnel, nor the customers, visitors, nor suppliers, disturb the order, peace and tranquility of the building, by causing "disturbances of the right of usufruct" to any of the occupants or neighbors of the building.

The Lessee may use in moderation and with discernment, the machinery, equipment and any other items necessary to its commercial activity, except for those which, by virtue of the noise, vibration, odor or other nuisance produced, might be likely to cause any inconvenience or harm to others.

2) Regarding the rented locales

a) State of the rented locales - Work - Repairs - Maintenance, etc. ...

The Lessee will take possession of the rented locales in their current state and will restore, at the end of its right of usufruct, in any way in which it is involved, all tenant repairs and maintenance to good condition and to the specifications of their purpose and housing.

The Lessee may not require at this time, nor at any time during the lease, any work or repairs, notwithstanding articles 1,719 and 1,720 of the Civil Code.

The Lessee must repair or alter the staircase connecting the ground floor to the basement, as well as the gas or electrical installations.

The Lessee must consistently maintain the locales rented in good condition with repairs or maintenance provided by the tenant.

The Lessor's Company shall not have any responsibility other than the major repairs cited in Article 606 of the Civil code, concerning the building and not those relating to the interior of the rented locales (ceiling, floors).

b) Changes in Layout

Any change of layout involving the large walls, the beams and floors must be the object of prior written authorization from the Lessor; work that is authorized must be carried out under supervision of the Architect appointed by the Lessor, whose Architectural fees and consultations shall be incumbent upon the Lessee.

c) Changes - Embellishments - Installations - Ultimate Purpose.

At the time of departure, the Lessee shall leave in place all changes, embellishments and installations that may have been added by the Lessee (within the framework of these presents) and may not require compensation or any reduction in rent during the last quarter, from this administration. The Lessee shall likewise leave all existing or remaining installations without deterioration, as they were: electricity, sanitary facilities, and: ...

Moreover, the Lessor reserves the right to require that the locales be returned to their original state.

d) Supervisory Building Visits

The Lessor and its authorized representatives may freely enter and visit the rented locales, to make an accounting of the state of maintenance of the locales and in order to check if installations are running properly; no opposition to the Lessor's visits to the locales on a business day may be made, as long as they occur within the hours of 9:00 AM and 6:00 PM.

b) Work within the Building

The Lessee must support, without seeking compensation or a reduction in the rent, any work that the Lessor or managing agent of the co-proprietor deems must be carried out within the building, no matter what the duration of said work might be, provided however that the execution of this work takes place with sufficient swiftness and continuity, except in cases of indisputable force majeure.

The Lessee must present, together with the cost, and without delay, all formwork, layout, decoration, plaques, signs, and installations the removal of which would be useful or necessary for the execution of all work in particular for remodeling, investigation, or repairs of leaks, cracks, smoke infiltrations or fire.

3) Insurance, Taxation, City and Police Service Charges:

a) Risk Insurance - Prohibitions

The Lessee must purchase an insurance policy, (and must provide verifiable evidence to the Lessor) to take effect on the day possession is taken, to cover ALL RISKS, and covering in particular: risk of explosion and fire hazard covering the Lessor's materials, business furniture, specific installations, goods and raw materials: the Lessee shall be insured against tenant's risks as well as against legal recourse from neighbors, theft committed by a French Company having its seat in the metropolitan territory. The Lessee shall maintain coverage of this multiple insurance consistently during the term of the lease, paying the premiums exactly upon their due date and must provide evidence of same to the Lessor at the first request for the latter.

b) Storage and Holding Prohibitions

Objects or materials of an explosive or particularly flammable nature may not be stored or held in the rented locales.

c) City and Police Service Charges

The company of the Lessee must pay all city and police service charges of any operational nature held and discharged from the Lessor. The same will be expected for the charges for garbage collection.

d) Taxation

The Company of the Lessee must pay all contributions, taxes and levies related to the rented locales and to the nature of the operation of OLD AMERICA; it must pay the contribution that in the past was called TRADE TAX, under its new name and structure and those which may be handed down in the future.

The Lessee must be responsible for payment of all taxes for which the Lessor might become fully or in part responsible for whatever concept that might be. The Lessee shall provide proof of all requisitions and without prior notice shall pay at the scheduled time of the expiration of the lease in any manner in which it has been involved, at its term or in advance.

It must be remembered that the Lessee must repay to the Lessor all levies, contributions and taxes automatically recoverable by the law or any that may be created thereafter.

Property tax is and shall remain the responsibility of the Lessor.

4) Furnishings, Continual Operation, Transfers, Sublease:

a) Furnishings.

During the term of the present lease, the company of the Lessee must furnish and maintain furnished the locales rented with materials, business furniture, equipment, installations, and an inventory of merchandise and raw materials, in sufficient quantity and value to cover at all times the payment of the rent and incidental expenses and the fulfillment of the conditions of the present lease.

b) Continual Operation.

In the same way, the Lessee must ensure continual business operation and must abstain from closing its Establishment no matter what the circumstances may be (except for cases of interior renovation of the locales). Closing, apart from the period devoted to annual holidays or on days of weekly closing, or on public holidays, would constitute a breach of contract that would likely cause the cancellation of the lease, if it so pleases the Lessor to require this, but only after one month has passed following the issuance of an order to end the non-fulfillment of this clause.

c) Sublease

The Lessee may not authorize any sublease in whole or in part of the rented locales, be it on a purely tenuous, provisional basis, as an experiment, or on a non-paid basis.

A franchise management setting within the framework of the law dated March 10, 1956 (and not otherwise) is not regarded as constituting a sublease.

d) Transfer of Lease

The Lessee may in no manner transfer its rights in the present lease unless it is to the purchaser of his business and only while remaining guarantor and shall answer to the Lessor, for its successor in the fulfillment of the conditions of the lease. Those, to whom the business will be transferred, must also enter into a "directly binding agreement" with the company of the Lessor.

Any transfer of lease must fulfill the requirements of the preceding lease, under penalty of nullity and should be legalized though an authentic act before a Notary Public, in Paris or under the jurisdiction of the Interdepartmental Office, whether it be by a privately signed act and only in the presence of the Lessor or by having the Lessor duly summoned ten days in advance and by registered letter with notice of receipt. Lastly, an executorial copy of the instrument of transfer, if it has taken place before a Notary Public, or a recorded original if dealing with a private signed instrument, must be delivered to the Lessor (at no cost) within one month following the legalization of the transfer.

Solidarity must continue to exist between the Lessee and all successive assignees regarding the payment of rents and fulfillment of the lease.

5) No recourse may be sought in the event of exceptional circumstances

In the case where, due to defects of construction, setbacks, etc .... to include all foreseeable causes or in particular, no consequences coming from a state of external hostilities (war) or uncontrollable national events and any other fortuitous occurrences beyond the control of the Lessor, the Lessee may not claim right to compensation from the locales' proprietor's company using the present lease to cite disturbances of the right of usufruct and of activity.

In the event of expropriation for use by the public sector, the Lessee or its assignees shall retain recourse and reparations only from the expropriating authority and none other.

6) Miscellaneous Obligations

The Lessee shall be obligated to:

- Immediately inform the Lessor of any damage or deterioration happening in the locales, even when it is not the result of any apparent damage and under penalty of being personally held responsible to repay the amount spent due to said damage and to be responsible due to his failure to notify the Insurance Company in a timely fashion of the aforesaid damage.

- Refrain from connecting gas or fuel oil equipment to pipelines that were not made for this use.

- Check and pay for regular maintenance on all gas or electric appliances/equipment.

- Refrain from placing any object or fixed or mobile window display outside the rented places.

- Clean the chimney if it is used at least once a year.

- Refrain from obstructing the common areas of the building.

- Accept, at this moment, to allow visitation of the rented locales by any person holding an authorization from the owner or his agent, in the event that the LESSOR wishes to sell his building.

- Refrain from placing anything on the floors weighing more than they were designed to support (load resistance), in accordance with current law in force, under penalty of making necessary repairs at the LESSEE'S expenses, and of being held responsible for damages and interests. In case of any doubt, make sure to ascertain the correct load limit by approaching the LESSOR or the LESSOR'S Architect, but in any event, all at the expense of the LESSEE.

- Refrain from using loudspeakers or any other means of radio-diffusion likely to be heard emanating from the rented locales. Refrain likewise from using any electrical equipment or any other equipment disruptive to radio or television broadcasts, without having equipped the aforementioned equipment with provisions that allow the avoidance of all unsettling events in the vicinity.

- Take all measures that are useful in preventing any nuisance, in particular those caused by excessive noises or unpleasant odors: Abstain from throwing away or allowing corrosive substances or anything that might clog pipes to be thrown in drains or ditches.

- Hang, at the LESSEE'S expense, only plates or signs of which the placement, the font and the dimensions have been authorized to the satisfaction of the joint ownership.

- Refrain from requiring any compensation, or reduction in rent from the LESSOR for any interruption in the services of the building and, in particular, if they exist, those of ventilation, central heating, telephone and telex or others, either for any accidents or damage which might occur in the rented locales that may break the gas, water, electricity, or central heating lines, waiving at the present moment the pursuit of all actions of this headquarters against the LESSOR.

- Make sure that the peace and order of the building complex are not disrupted in any manner, by the LESSEE'S own acts or that of its personnel, or visitors; the LESSEE must abstain from all that might disturb the activity of the other tenants.

- The building where the rented locales are located are subject to the statute on joint ownership, the LESSEE shall commit to abide by the clauses, responsibilities and conditions of the joint ownership regulation related to the building complex, with which the LESSEE states to be well acquainted due to having received a copy.

- Any abuse of the right of usufruct may cause the cancellation of these presents, even if this abuse were only provisional and of short duration; moreover, the LESSEE must reimburse the LESSOR any amount that this latter may have paid due to the disruption of the right of usufruct by the LESSEE.

- Take action to pursue charges against the perpetrators of the disturbances.

- Conform scrupulously to the orders, regulations and ordinances in force, in particular, with regard to the roadway system, health and safety, the police, and the labor inspector, so that the LESSOR may never be bothered or sought after on this subject.

Obligations of the Lessor:

The Lessor commits to maintain the closed and covered areas within the framework of the law and usage.

II - SPECIAL CONDITIONS:

If, in spite of all the precautions taken and complied with by the Lessor as well as by the Lessee,

under the terms of the present act, any difficulties that occur with the joint owners of the building due to acts of the Lessee, either directly, or by and through a functional initiative of the managing agent and that are blamed indistinctly on the Lessor's company as well as on the Lessee's company, the latter does hereby agree to support all consequences of any nature of these;

that is to say, all honoraria, fees, including legal fees, provided however that the burden of the offense cannot be blamed upon the Lessor itself.

The Lessor shall support the position of the Lessee.

What has been just clarified, albeit summarily, constitutes an essential and determining condition of these presents, without which nothing may be entered into and ordered between the parties.

The general and special conditions inserted in this lease may never be regarded as "style". They shall make up the law governing the parties. These shall respect the provisions of decree No. 53,960 dated September 30, 1953, devoted to the statute governing commercial, artisan and industrial leases, as well as the texts that follow it which have supplemented or modified it.

Sufferance, of any sort, may never be regarded as derogatory to these presents. The Lessor may terminate without notice and shall neither abide by any formality, whatever it may be.

RENT

This lease is authorized and accepted in return for an annual principal rental amount of TWO HUNDRED FORTY THOUSAND FRANCS (240,000 FRF) - (handwritten) It should be pointed out that the Lessor must draw up a franchise rent on May 31, '92.

In addition, the Lessee must support and pay:

- the portion of ordinary joint ownership charges related to the parcels that are the subject of these presents, but at the exclusion of expenditures for remodeling, roof work, and structural work, at a fixed contracted rate and by mutual agreement at six percent (6%) of the base rent.

- Mr. BOBROWSKI hereby does commits the company he represents to pay this rent, both its principal payment and incidental expenses, at the expiration of the term, at the ordinary annual time periods, that is to say: January First, April First, July First and October First annually and for the first time, prorata temporis, JULY FIRST, NINETEEN HUNDRED AND NINETY-TWO.

It is expressly agreed:

1) that all payments must be made either in the rented locales, or at the residence of Mr. (Illegible) ex officio, or by direct payment to the bank indicated by the Lessor and must be accomplished by means of checks or wire transfers and in no other form.

2) that in the event of a delay in payment, exceeding fifteen days, the payment of a late fee will be required consisting of ten percent (10%) of the principal rent amount, which is a condition discussed prior to the conclusion of these presents. This late fee shall not constitute an obstacle to the termination clause that follows.

3) that in the event of a default in the payment, during a single rental period at its term, in fulfillment of only any one of the conditions of this lease, this lease shall be cancelled automatically if it so pleases the Lessor, one month after the demand for payment or summons to enforce has been rendered without effect, recalling the terms of this clause and the intention to enforce and which must take place by the time the simple expiration of the period indicated above occurs, without the necessity of filing any legal procedure and without the ability of any eventual offer to pay or fulfill the terms to stop the effect of the present clause.

4) that in the event of difficulties on the part of the Lessee or its assignees, expulsion will be continued by a simple interim order, duly summoning the Lessee.

5) that in the case of cancellation for one of the causes above foreseen, the amount paid to the Lessor as a security deposit shall be retained by the Lessor as a special compensation, without prejudice to the right to claim damages and payment of all rents due and expired, in the principal amount plus incidentals.

REVISIONS TO THE RENT:

The rent may be revised at the expiration of each three year period and for the first time on APRIL THIRTIETH, NINETEEN HUNDRED AND NINETY-FIVE (04/30/95) for the next three years to come.

Charges shall remain at 6 % of the price of the revised lease.

This revision will take place within the limits of form, time and the manner defined by law in force at that time governing commercial leases.

SECURITY DEPOSIT:

Mr. (Illegible), in the name of the Lessor's Company, recognizes that the latter is in possession of a sum totaling ONE HUNDRED TWENTY THOUSAND FRANCS (120,000 FRF) as a security deposit to insure proper payment of the rent on the due date.

This amount is equivalent to SIX MONTHS' principal amount of the rent. It will remain in the hands of the Lessor until the expiration of the lease; by express agreement, the above mentioned amount will not bear interest, and must always represent six months' rent.

FEES

All fees, duties and honoraria incurred by these presents and those that may follow as a direct consequence of same, shall be the responsibility of the Lessee, who hereby does accept this responsibility.

Registration:

~~Registration is required by the contracting parties.~~

(Illegible)

SELECTION OF DOMICILE

For the execution of these presents and those that may follow, domicile is hereby elected, to wit:

For the Lessor

the private residence of the manager.

For the Lessee

the rented locales.

TAXES AND DUTIES

The Lessor wishes to opt for the application of the VAT, to which the aforesaid rent shall be subject, in accordance with Article 260 - 2nd of the General Tax Code, the rent indicated above will be raised by an amount equal to the VAT, at the rate currently in force.

RELEASE OF EXHIBITS

The Lessee recognizes having received from the Lessor:
- a layout of the ground floor of the building
- a layout of the basement of the building
- an extract from the building's joint ownership ordinance concerning the purpose of the building and the use of its parts.

EXECUTED IN PARIS,
May 11, 1992 NINETEEN HUNDRED NINETY-TWO.

Signed:

(handwritten) (Illegible) SCI Bercis
The Manager
(Illegible)

AMENDMENT TO THE LEASE

BY AND BETWEEN THE UNDERSIGNED:

S.C.I. BERCIS, Real Estate Company with corporate capital of Twenty Thousand Francs, with corporate headquarters at Allée des Genêts, represented by its manager, Mr. Bernard (Illegible)

THE LESSOR

AND

OLD AMERICA, COMPANY, S.A.R.L. with corporate capital of fifty thousand Francs, in the process of incorporation, with its corporate headquarters located at 48 Rue des Francs Bourgeois in Paris, represented by its manager, Mr. Claude BOBROWSKI.

THE LESSEE

AGREE TO THE FOLLOWING:

By mutual agreement, it is agreed to modify the lease authorized by SCI BERGIS for the OLD AMERICA Company on May eleventh, 1992, regarding the locales located at 48 Rue des Francs Bourgeois:

1- The OLD AMERICA Company may carry on the activity as outlined in the lease in the locales and may do any type of business not involving food and without causing a nuisance.

2- The rent shall be changed, rising to twenty-one thousand Francs beginning on June 1, 1993.

3- The rent shall be subject to a lease fee of 2.50 % and to half of the additional tax (1,25%).

Executed in Paris on May 17, 1995

(Illegible)

Read and Approved
SCI Bercis
The Manager

(Illegible)

RENEWAL OF COMMERCIAL LEASE

By and between the undersigned:

- S.C.I. BERCIS, Real Estate Company with corporate capital of 3,048 Euros, 98 centimes (20,000 FRF), with corporate headquarters at SEIGNOSSE (40510), 25 Avenue des Genêts, represented by its manager:
Mr. Bernard LARROCHE

party of the first part

- The NICKEL Company, a Corporation with Capital of 137,204 Euros, 11 centimes (900,000 Francs), and registered with the Business Register of NANTERRE, under No.: B 403,884,109, corporate headquarters in ASNIERES (92600), at 107 Quai du Dr Dervaux, represented by its Managing Director:
Mr. Philippe DUMONT

party of the second part.

By mutual agreement, the commercial lease dated May 11, 1992, shall be renewed, authorized by the S.C.I. BERCIS for the S.A.R.L. OLD AMERICA, the rights of which the NICKEL Co., under the terms of a transfer, has, on February 16, 1996, consistently agreed to, accepted, recorded and implied.

The Lease in question relates to the commercial locales in the building located at:
    48 Rue des Francs-Bourgeois, in PARIS, 3rd District

Having made this known, S.C.I. BERCIS hereby renews, for the benefit of the NICKEL Co., the lease of the buildings at
    48 Rue des Francs-Bourgeois, in PARIS, 3rd District,

for the duration of 9 full and consecutive years, beginning on July 1st, 2002, and until June 30, 2011, with the ability for the NICKEL Co. to renounce the lease agreement at the end of each three year period.

The same responsibilities and conditions of the preceding lease are in place with this renewal and the NICKEL Co. states, through its representative, that it is extremely well acquainted with the features to accept and dispense with reproducing them here.

The aforementioned responsibilities and conditions of the preceding lease, together with the stipulations of these presents, form an indivisible whole and constitute an essential and determining condition to the renewal, without which nothing may be entered into and ordered between the parties here undersigned.

RENT

This renewal is authorized and accepted in return for an annual rent in the principal amount of:
Forty three thousand seven hundred and eight Euros (43,708 Euros)
payable quarterly on the first day of January - April - July and October annually, and for the first time on October 1st, 2002.

With reiteration of the agreed upon conventions of the preceding lease:

- that in the event of a delay in payment exceeding fifteen days, a late fee in an amount equal to ten percent of the rent.

- that in the absence of the payment of only one term of rent at its term, or in the absence of the fulfillment of any one of the conditions of the lease, it shall be automatically cancelled thirty days after the demand for payment or summons to enforce, is rendered without effect.

- that the charges shall remain at a flat rate of 6% of the base rent, as was at the time of the preceding lease.

- that in the event of the cancellation of the lease due to any wrongful act or non-payment of rent by the NICKEL Co., the security deposit - as a result of the penalty clause, will remain and be acquired by BERCIS Co. as a special compensation, in addition to all damages and interests.

- that the rent may be revised at the expiration of each three year period and for the first time: on July 1st, 2005.

SECURITY DEPOSIT

As a security deposit, the NICKEL Co. shall pay                        3,560 Euros
that, together with the amount of                                                 18,294 Euros
                                                                                                          -------------------
shall make up the total amount of                                                 21,854 Euros

Making up the security deposit in possession of S.C.I. BERCIS

As stipulated in the preceding lease, this amount shall remain in the hands of the Lessor until the end of the lease, to assure proper fulfillment by the latter of the lease and payment of the rent. This money shall not bear interest and must always represent six months' rent.

SELECTION OF DOMICILE

Each party has chosen its domicile at its corporate headquarters as specified at the beginning of these presents.

Executed in two copies

in ASNIERES

In the year two thousand and two

On (handwritten) 05/30/2002

S.C.I. BERCIS                                                                                                                                             SA NICKEL
                                                                                                                                                    107 Quai du docteur Dervaux
                                                                                                                                                                92600 ASNIERES
                                                                                                                                                Tel: (Illegible) Fax: 01 47 91 74 01
                                                                                                                                                                        (Illegible) < /P>